UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2017

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55453	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 22, 2017, we exercised an option (the “Option”) to acquire intellectual property and other assets (the “RGN Assets”) from Rio Grande Neurosciences, Inc. (RGN). The Option’s price was $4,500,000 of which we paid $3,000,000 in cash and delivered a $1,500,000 secured promissory note due November 30, 2018 and security agreement. We were granted the Option pursuant to a Settlement Agreement and Mutual Release (the “Settlement”) by and among us, RGN, and RGN’s principal shareholder which ended litigation brought by us related to our agreement with RGN previously reported in a Current Report on Form 8-K filed July 11, 2016 and referenced in a Current Report on Form 8-K filed August 19, 2016. The terms of the settlement included a payment of $150,000 to us by RGN (which has been received) and the grant of the Option. The $3,000,000 Option payment was available due to the sale of $700,000 of a new class of preferred stock described herein, a $1,800,000 secured convertible note from Eagle Equities, LLC which will be described in a subsequent Current Report on Form 8-K ,and the application of available company funds. The RGN Assets relate to RGN’s PEMF portfolio of intellectual property, including 27 issued patents with foreign patent protection covering the therapeutic use of PEMF as well as the treatment of various central nervous system disorders. We intend to initiate and fund both currently planned and all future clinical trials to evaluate the use of PEMF in the treatment of central nervous system disorders, including traumatic brain injury, post-concussion syndrome, stroke and multiple sclerosis. However, no assurance can be given that we will be successful in these endeavors or that the results of any tests will indicate further development of the RGN Assets. Prior to the exercise of the Option, RGN designated Steven Gluckstern as the payee of the Note and the party to the Security Agreement.

The PEMF assets acquired under the Option also include a portable, disposable PEMF device with a CE Mark and an FDA 510(k) clearance for the treatment of soft tissue injuries and post-surgical pain and edema in addition to medical reimbursement for the treatment of chronic wounds. Endonovo Therapeutics will begin the commercialization of the PEMF assets through licensing and joint venture agreements and the creation of various sales channels and distribution agreements.

The foregoing is only a brief summary of the agreements referred to hereon, which are exhibits hereto, for a full understanding of their terms and conditions of those documents.

Item 3.03	Material Modification to Rights of Security Holders.

On December 22, 2017 we filed a certificate of designation (the “Designation”) for 8,000 shares of Series C Secured Redeemable Preferred Stock (“C Preferred”). Each share of the C Preferred, which has a stated value of $1,000 per share, is entitled to a $20.00 quarterly dividend commencing March 31, 2018 and each quarter thereafter and is to be redeemed for the stated value plus accrued dividends (i) at our option, commencing one year from issuance and (ii) in any event no later than December 31, 2019. The C Preferred does not have any rights to vote with the common stock. Our obligation to redeem the C Preferred is secured by a security interest in the RGN Assets secondary to the interest granted under the Option. The Designation and the related security agreement are filed as exhibits hereto and the reader is referred to those exhibits for the full terms and conditions of such documents. To date we have sold 700 shares of C Preferred in units comprised of shares of C Preferred and common stock purchase warrants which will be described in a subsequent Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements -None

(b)	Exhibits

10.1	Settlement Agreement and Mutual Release, dated as of November 22, 2017.

10.2	Secured Promissory Note, dated December 22, 2017, payable to Steven Gluckstern.

10.3	Security Agreement, dated December 22, 2017, between the Registrant and Steven Gluckstern.

10.4	Certificate of Designation of the Series C Secured Redeemable Preferred Stock

10.5	Security Agreement, between the Registrant and the holders of the Series C Secured Redeemable Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2017

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer